S T R U C T U R E D  I N V E S T M E N T S

G L O B A L  W E A L T H  M A N A G E M E N T G R O U P - C A P I T A L
M A R K E T S

Free Writing Prospectus
Dated January 5, 2009
Registration Statement No. 333-156423
Filed Pursuant to Rule 433

Client Strategy Guide: January 2009 Offerings

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: January 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3

Selected Features & Risk Disclosures .... page 4

Structured Investments at Morgan Stanley .... page 5

Protect Principal Investments	Protected Absolute Return Barrier Notes based on the S&P 500® Index (SPX) by Morgan Stanley .... page 6 Capital Protected Notes based on Bull U.S. Dollar vs. Bear Asia Currency Basket by Morgan Stanley .... page 7
Enhance Yield Investments*	17-21% RevCons℠ based on Coca-Cola Enterprises, Inc. (CCE) by Morgan Stanley .... page 8 15-19% RevCons℠ based on The Walt Disney Co. (DIS) by Morgan Stanley .... page 8 10% SPARQS® based on Procter & Gamble Co. (PG) by Morgan Stanley .... page 9
Leverage Performance Investments*	Bull Market PLUS℠ based on the S&P 500® Index (SPX) by Barclays Bank PLC .... page 10 Bear Market PLUS℠ based on the S&P 500® Index (SPX) by Barclays Bank PLC .... page 11 Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 12 Bull Market PLUS℠ based on a Cross Asset Class Basket (SPX • EFA • LQD) by Morgan Stanley .... page 13 Buffered PLUS℠ based on the S&P GSCI™ Agricultural Index – Excess Return by Morgan Stanley .... page 14

Selected Risks & Considerations .... page 15

*Note: Enhance Yield Investments, Leverage Performance Investments and Access Investments do not provide principal protection.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2009

Client Strategy Guide: January 2009 Offerings
                                                                          Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley through the date when the ticketing closes for each offering. Morgan
Stanley or the issuer reserves the right to terminate any offering prior to its trade date or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

 o   For Registered Offerings Issued by Morgan Stanley:

     Morgan Stanley's CIK on the SEC web site is 0000895421

 o   For Registered Offerings Issued by Barclays Bank PLC:

     Barclays' CIK on the SEC web site is 0000312070

Alternatively, Morgan Stanley will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-866-718-1649 or emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Financial
Advisor.

The securities described herein (other than the certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Additional Information for Certificates of Deposit (CDs)

CDs are not SEC registered offerings. For indicative terms and conditions on any
Certificate of Deposit, please contact your Morgan Stanley Financial Advisor or call the toll-free number 1-866-718-1649.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2009

Client Strategy Guide: January 2009 Offerings                            Page 4

Selected Features and Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

>    Varying levels of exposure to potential capital appreciation or depreciation

>    Returns based on a defined formula

>    Variety of underlying assets, including equities, commodities, currencies and interest rates or other

>    Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Risks & Considerations" section at the end of this brochure, for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, credit spreads charged by the market for taking the issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the issuer's ability to pay all amounts due on these securities and therefore investors are subject to the credit risk of the applicable issuer. The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the issuer or the issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated
principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, Principal Protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the issuer.

You may receive only your original investment at maturity. Because the supplemental redemption amount due at maturity on many Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the issuer may be adverse to your interest as an investor in the Structured Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                    January 2009

Client Strategy Guide: January 2009 Offerings
                                                                          Page 5

Structured Investments Spectrum at Morgan Stanley

Morgan Stanley Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Protect Principal, Enhance Yield,
Leverage Performance and Access.

Protect Principal Investments combine the return of principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

Enhance Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leverage Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

>     May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay principal at maturity.

>     May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above market interest payments.

>     May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

>     May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                    January 2009

Client Strategy Guide: January 2009 Offerings                            Page 6

Protect Principal Investments

Offering                      o    Protected Absolute Return Barrier Notes based
                                   on the S&P 500(R) Index

Strategy
Overview                      o    A market neutral strategy  providing positive
                                   returns within a predetermined band with full
                                   principal protection at maturity,  subject to
                                   the  issuer's   credit  risk,   that  may  be
                                   appropriate  for  investors who are uncertain
                                   which way the market will trade, but hold the
                                   view it will trade within a specified range.

Risk
Considerations                o    Principal  protection  is  available  only at
                                   maturity  and  is  subject  to  the  issuer's
                                   credit risk

                              o    Will yield no positive  return if at anytime,
                                   on any day, the underlying

                              o    asset  trades  outside a  predetermined  band
                                   Does  not  provide  for  current  income;  no
                                   interest payments

                              o    Appreciation  potential  is  limited  to  the
                                   maximum payment at maturity

In addition to the return of principal at maturity regardless of the index performance, the Protected Absolute Return Barrier Note is a market-neutral strategy that can be used to generate a positive return if the market appreciates or depreciates as long as it does not at any time on any day during the 18 month term of the Note trade above or below the defined Barrier Level.
Investors who are uncertain about the direction of the S&P 500 Index (SPX), but expect that it will stay within a predetermined trading range during the next 18 months may be interested in this investment. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

 -------------------------------------------------------------------------------
Issuer                        Morgan Stanley
                              --------------------------------------------------
Underlying                    S&P 500(R) Index (SPX)
                              --------------------------------------------------
Maturity Date                 July 20, 2010 (18 Months)
                              --------------------------------------------------
Principal Protection          100% at maturity, subject to issuer's credit risk
                              --------------------------------------------------
Participation                 Rate 100% of the absolute value of any
                              appreciation or depreciation of the underlying, as
                              long as the index never trades above or below the
                              Barrier Level
                              --------------------------------------------------
Barrier                       Level +/- 37-39 % from the Initial Index Level,
                              to be determined on pricing date.
                               -------------------------------------------------
Payment at Maturity           $10 plus Supplemental Redemption Amount (if any)
                               -------------------------------------------------
Maximum                       Payment at Maturity $13.70 to $13.90 (137-139% of
                              the stated principal amount), to be determined on
                              pricing date
                              --------------------------------------------------

                              o    If at all times during the observation period
                                   the index trades within the barrier levels:
Supplemental Redemption Amount
                              $10 times the absolute value of the index return;
                              or

                              o    If at any time on any day during the
                                   observation period the index trades outside
                                   the barrier levels:

                                       $0
Coupon                        None

Listing                       Application will be made to list the notes on NYSE
                              Arca, Inc. under the ticker symbol "SBF" subject
                              to meeting the listing requirements.

Issue Price                   $10 per Note

Expected Pricing Date(1)      This offering is expected to close for ticketing
                              on Friday - January 23, 2009

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                    January 2009

Morgan Stanley

Client Strategy Guide: January 2009 Offerings

Page 7

Protect Principal Investments

Offering ○ Capital Protected Notes based on Bull U.S. Dollar vs. Bear Asia Currency Basket

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying asset, subject to the maximum payment at maturity
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying asset does not perform in a specified manner
- ✓ Notes are subject to emerging market currency exchange risk concentrated in Asia
- ✓ Potential risk of government intervention in emerging market currencies
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited to maximum payment at maturity

The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley. At maturity, an investor will receive for each $1,000 stated principal amount of notes that the investor holds, the $1,000 stated principal amount plus the supplemental redemption amount, if any, based on whether the basket has depreciated relative to the U.S. dollar on the valuation date, subject to the maximum payment at maturity.

Issuer	**Morgan Stanley**	
Underlying Basket	Underlying	Weighting
	Chinese Renminbi (CNY)	33.33%
	Singapore Dollar (SGD)	33.33%
	Taiwan Dollar (TWD)	33.33%
Maturity Date	January 31, 2011 (2 Years)	
Principal Protection	100% at maturity, subject to issuer's credit risk	
Participation Rate	150%, subject to Maximum Return of 30% per Note.	
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any), subject to the Maximum Payment at Maturity	
Maximum Payment at Maturity	$1,300 per Note	
Supplemental Redemption Amount	$1,000 *times* the Basket Performance *times* the Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than zero and will not be greater than $300.	
Basket Performance	Sum of the currency performance values of each of the basket currencies	
Currency Performance	With respect to all basket currencies: 1 – (initial exchange rate / final exchange rate) *Under the terms of the note, a **positive** currency performance means the basket currency has **depreciated** relative to the U.S. dollar, while a **negative** currency performance means the basket currency has **appreciated** relative to the U.S. dollar.*	
Coupon	None	
Listing	The Notes will not be listed on any securities exchange.	
Issue Price	$1,000 per Note	
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - January 23, 2009	

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2009

Morgan Stanley

Client Strategy Guide: January 2009 Offerings Page 8

Enhance Yield Investments

Offerings

○ RevCons[SM] based on Coca-Cola Enterprises, Inc. (CCE) and Walt Disney Company (DIS)

Strategy Overview

- ✓ Relatively short-term yield enhancement strategies that offer above market, fixed monthly coupons in exchange for no appreciation potential on the underlying stock and full downside exposure to the underlying stock
- ✓ RevCons offer limited protection against a decline in the price of the underlying stock at maturity, but only if the underlying asset does not close at or below a predetermined trigger level **on any trading day** during the investment term
- ✓ Monthly coupon is paid regardless of the underlying stock's performance

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the underlying if the underlying stock closes at or below the trigger level **on any day** during the investment term
- ✓ No participation in any appreciation of the underlying stock
- ✓ If the underlying stock closes at or below the specified trigger level **on any day** during the investment term and is below the trigger level at maturity, the RevCons will redeem for shares of the underlying stock or the equivalent cash value, which will be less than the initial investment

RevCons are relatively short-term yield enhancement strategies that offer an above market coupon compared to the expected dividend yield on the underlying stock at the time of pricing in exchange for no appreciation potential on the underlying stock and the risk that the RevCons will redeem for shares, or an equivalent cash amount, that is less than the issue price, if the closing price of the underlying stock on the Determination Date is less than the initial price and the underlying stock has closed at or below the Trigger Level **on any trading day** up to and including the Determination Date. If the underlying stock **never** trades at or below the Trigger Level, the RevCons will redeem for the issue price at maturity. The value of any underlying stock, or the equivalent cash amount, delivered at maturity will be less than the issue price of the RevCons and may be zero. RevCons are not principal protected. These RevCons are senior unsecured obligations of Morgan Stanley, and all payments on the RevCons are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**	**Morgan Stanley**
Underlying	Coca-Cola Enterprises, Inc. (CCE)	The Walt Disney Co. (DIS)
Maturity	July 28, 2009 (6 Months)	July 28, 2009 (6 Months)
Determination Date	July 23, 2009	July 23, 2009
Monthly Coupon	17-21% per annum, payable monthly beginning February 28, 2009	15-19% per annum, payable monthly beginning February 28, 2009
Trigger Level	70% of the initial share price	70% of the initial share price
Issue Price	$1,000 per RevCons	$1,000 per RevCons
Listing	The RevCons will not be listed on any securities exchange.	The RevCons will not be listed on any securities exchange.
Expected Pricing Date[1]	These offerings are expected to close for ticketing on Friday - January 23, 2009	

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2009

Client Strategy Guide: January 2009 Offerings                             Page 9

Enhance Yield Investments

Offering           o 10% SPARQS(R) based on the Procter & Gamble Company (PG)

Strategy Overview

o    Provide enhanced current income in exchange for forgoing appreciation beyond the yield to call level and accepting exposure to depreciation of the underlying asset at maturity

o    Quarterly coupon is paid regardless of the underlying asset's performance

o    May be appropriate for investors who seek current income and are willing to take on the downside risk of the underlying stock

Risk Considerations

o    No principal protection

o    Full downside exposure to the underlying stock Appreciation potential is limited by the

o    Issuer's Call Right

SPARQS pay an above market, fixed-rate quarterly coupon compared to the expected dividend yield of the underlying stock at the time of pricing in exchange for a limit on the opportunity for appreciation. Regardless of the stated maturity, the SPARQS are callable by the issuer beginning six months prior to maturity. If called, the SPARQS will return the yield to call, which is determined inclusive of any coupons previously paid and accrued to the call date. If not called, the
SPARQS will return at maturity a fixed number of shares of the underlying stock per SPARQS or, at the issuer's option, the cash value of such shares. The value of any underlying stock or the cash value of such stock delivered at maturity may be less than the stated principal amount of the SPARQS and may be zero.
SPARQS are not principal protected. These SPARQS are senior unsecured obligations of Morgan Stanley, and all payments on the SPARQS are subject to the credit risk of Morgan Stanley.

Issuer              Morgan Stanley

Underlying          Procter & Gamble Co. (PG)

Maturity            February 20, 2010 (13 Months)

Annual Coupon       10% p.a. payable quarterly beginning May 20, 2009

Yield To Call       14-16% per annum of Par, to be determined on pricing date

First Call Date     August 20, 2009

Issue Price         Closing Price of 1 Share of PG Common Stock on the Pricing
                    Date (Par)

Listing             Application will be made to list the SPARQS on the NYSE Arca
                    Inc. under ticker symbol "PCW", subject to meeting the
                    listing requirements.

Expected Pricing    This offering is expected to close for ticketing on Friday -
Date(1)             January 23, 2009

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
January 2009

Morgan Stanley

Client Strategy Guide: January 2009 Offerings Page 10

Leverage Performance Investments

Offering ○ Bull Market PLUS℠ based on the S&P 500® Index

Strategy Overview	
	✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500 Index and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations	
	✓ No principal protection ✓ Full downside exposure to the S&P 500 Index ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

This PLUS offers investors an opportunity to capture enhanced returns, based on three times leverage, relative to a direct investment in the S&P 500 Index within a certain range of price performance. In exchange for this enhanced performance in that range, investors forgo performance above a specified maximum return. At maturity, investors will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured obligations of Barclays Bank PLC and all payments on the PLUS are subject to the credit risk of Barclays Bank PLC.

Issuer	Barclays Bank PLC
Underlying	S&P 500® Index (SPX)
Maturity Date	July 28, 2009 (6 Months)
Leverage Factor	300%
Leverage Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$11.40 - $12.00 (114-120% of the stated principal amount) per PLUS to be determined on pricing date
Payment at Maturity	• If the final index value is **greater than** the initial index value: $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the maximum payment at maturity* • If the final index value is **less than or equal** to the initial index value: $10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - January 23, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2009

Morgan Stanley

Client Strategy Guide: January 2009 Offerings Page 11

Leverage Performance Investments

Offering

Bear Market PLUS[SM] based on the S&P 500® Index

Strategy Overview

- ✓ Leveraged short exposure to an underlying asset within a range of price performance and the same downside risk as a direct short investment with 1-for-1 downside exposure if the underlying asset increases in value.
- ✓ May be appropriate for investors anticipating moderate price depreciation on the underlying asset and seeking enhanced returns for a certain range of negative price performance, in exchange for a cap on payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Potential loss of up to 80% of your investment if the underlying asset increases in value
- ✓ Appreciation potential is limited at the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

Bear Market PLUS offer an enhanced short exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. Having short exposure to an underlying asset means that investors will earn a positive return if the underlying asset declines in value, but will lose up to 80% of their investment if the underlying asset increases in value. These investments allow investors to capture enhanced returns when the underlying asset declines in value. The enhancement typically applies only for a certain range of negative price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The Bear Market PLUS are senior unsecured obligations of Barclays Bank PLC, and all payments on the Bear Market PLUS, including the repayment of principal, are subject to the credit risk of Barclays Bank PLC.

Issuer	**Barclays Bank PLC**
Underlying	S&P 500® Index (SPX)
Maturity Date	July 28, 2009 (6 Months)
Leverage Factor	300%
Maximum Payment at Maturity	$11.70 to $12.30 per Bear Market PLUS (117% to 123% of the stated principal amount) per PLUS to be determined on the pricing date
Payment at Maturity	• If the final index value is **less than** the initial index value: $10 + enhanced downside payment *In no event will the payment at maturity exceed the maximum payment at maturity.* • If the final index value is **greater than or equal** to the initial index value: $10 – upside reduction amount *In no event will the payment at maturity be less than the minimum payment at maturity.*
Enhanced Downside Payment	$10 x Leverage Factor x Index Percent Increase
Upside Reduction Amount	$10 x Index Percent Increase
Share Percent Decrease	(Initial Index Value – Final Index Value) / Initial Index Value
Share Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Minimum Payment at Maturity	$2.00 per Bear Market PLUS (20% of the stated principal amount)
Listing	The Bear Market PLUS will not be listed on any securities exchange.
Issue Price	$10 per Bear Market PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - January 23, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2009

 Client Strategy Guide: January 2009 Offerings                           Page 12

--------------------------------------------------------------------------------
 Leverage Performance Investments

Offering               o Buffered PLUSSMbased on the S&P 500(R)Index

Strategy Overview

o    Leveraged exposure to an underlying asset up to a cap, with full downside exposure only if losses exceed the buffer amount at maturity.

o    May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity.

Risk Considerations

o    No principal protection

o    Full downside exposure to the underlying index beyond the buffer amount

o    Appreciation potential is limited to the maximum payment at maturity

o    Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer                             Morgan Stanley
Underlying                         S&P 500(R) Index (SPX)
Maturity Date                      January 20, 2011 (2 Years)
Leverage Factor                    200%
Buffer Amount                      10%
Leverage Upside Payment            $10 x Leverage Factor x Index Percent
                                   Increase
Index Percent Increase             (Final Index Value - Initial Index Value) /
                                   Initial Index Value
Maximum Payment at Maturity        $16.20 to $16.60 per Buffered PLUS (162% to
                                   166% of the stated principal amount)

                                   o If the final index value is greater than
                                   the initial index value: $10 + the leveraged
                                   upside payment

                                   In no event will the payment at maturity
                                   exceed the maximum payment at maturity.

                                   o If the final index value is less than or
                                   equal to the initial index value but has
                                   decreased from the initial index value by an
                                   amount less than or equal to the buffer
                                   amount of 10%: $10 Payment at Maturity

                                   o If the final index value is less than the
                                   initial index value and has decreased from
                                   the initial index value by an amount greater
                                   than the buffer amount of 10%: ($10 x the
                                   index performance factor) + $1.00

                                   This amount will be less than the stated
                                   principal amount of $10. However, under no
                                   circumstances will the Buffered PLUS pay less
                                   than $1.00 per Buffered PLUS at maturity.

Minimum Payment at Maturity        $1.00 per Buffered PLUS (10% of the stated
                                   principal amount)

Index Performance Factor           Final Index Value / Initial Index Value

Issue Price                        $10 per Buffered PLUS

Listing                            Application will be made to list the Buffered
                                   PLUS on the NYSE Arca Inc. under ticker
                                   symbol "SBV", subject to meeting the listing
                                   requirements.

Expected Pricing Date(1)           This offering is expected to close for
                                   ticketing on Friday - January 23, 2009

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2009

Morgan Stanley

Client Strategy Guide: January 2009 Offerings Page 13

Leverage Performance Investments

Offering

○ Bull Market PLUS[SM] based on a Cross Asset Class Basket (SPX ▪ EFA ▪ LQD)

Strategy Overview

- ✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the underlying basket and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Not the same as investing in the shares and bonds of the underlying indices
- ✓ Does not provide for current income; no interest payments

This PLUS offers investors an opportunity to capture enhanced returns, based on three times leverage, relative to a direct investment in the underlying within a certain range of price performance. In exchange for this enhanced performance in that range, investors forgo performance above a specified maximum return. At maturity, investors will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured obligations of Morgan Stanley and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**	
Underlying Basket	Underlying	Weighting
	S&P 500® Index (SPX)	45%
	iShares® MSCI EAFE Index Fund (EFA)	17%
	iShares® iBoxx Investment Grade Corporate Bond Fund (LQD)	38%
Maturity Date	July 20, 2010 (18 Months)	
Leverage Factor	300%	
Leverage Upside Payment	$10 x Leverage Factor x Basket Percent Increase	
Index Percent Increase	(Final Basket Value - Initial Basket Value) / Initial Basket Value	
Maximum Payment at Maturity	$13.40 - $13.80 (134-138% of the stated principal amount) per PLUS to be determined on pricing date	
Payment at Maturity	• If the final basket value is greater than the initial basket value: $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the maximum payment at maturity* • If the final basket value is less than or equal to the initial basket value: $10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $10*	
Index Performance Factor	Final Basket Value / Initial Basket Value	
Listing	The PLUS will not be listed on any securities exchange.	
Issue Price	$10 per PLUS	
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - January 23, 2009	

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2009

Morgan Stanley

Client Strategy Guide: January 2009 Offerings

Page 14

Leverage Performance Investments

Offering ○ Buffered PLUS[SM] based on the S&P GSCI[TM] Agricultural Index – Excess Return

Strategy Overview	✓ Leveraged exposure to an underlying asset up to a cap, with full downside exposure only if losses exceed the buffer amount at maturity. ✓ May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity.
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the underlying index beyond the buffer amount ✓ Exposure concentrated in agricultural commodities ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P GSCI[TM] Agricultural Index – Excess Return
Maturity Date	July 20, 2010 (18 Months)
Leverage Factor	300%
Buffer Amount	10%
Leverage Upside Payment	$1,000 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$1,350 to $1,380 per Buffered PLUS (135% to 138% of the stated principal amount)
Payment at Maturity	• If the final index value is greater than the initial index value: $1,000 + the leveraged upside payment *In no event will the payment at maturity exceed the maximum payment at maturity.* • If the final index value is less than or equal to the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 10%: $1,000 • If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 10%: ($1,000 x the index performance factor) + $100 *This amount will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity.*
Minimum Payment at Maturity	$100 per Buffered PLUS (10% of the stated principal amount)
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$1,000 per Buffered PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday - January 23, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2009

Client Strategy Guide: January 2009 Offerings                            Page 15

Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the issuer's ability to pay periodic interest payments if any, and all amounts due on the Structured
Investment at maturity and therefore investors are subject to the credit risk of the issuer and to changes in the market's view of the issuer's creditworthiness.
Any decline in the issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as certificates of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The securities described herein are not guaranteed under the Federal
Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for Structured Investments and you should be prepared to hold them until maturity. If the applicable pricing supplement so specifies, we may apply to list Structured Investment on a securities exchange, but it is not possible to predict whether any Structured
Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for Structured Investments. Issuers generally act as market makers for the Structured Investments they issue but are not required to do so. Even if there is a secondary market for a particular Structured
Investment, it may not provide enough liquidity to allow you to sell your
Structured Investment easily. Because other market makers generally do not participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley or another broker dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley or any other broker dealer were to cease acting as a market maker, it is likely that there would be no secondary market for
Structured Investments.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2009

Client Strategy Guide: January 2009 Offerings                            Page 16

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

Conflicts of Interest

The issuer, its affiliates and/or Morgan Stanley may be market participants. The issuer, one or more of its affiliates or Morgan Stanley or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked.
Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally.
Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Commissions & Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the projected profit included in the cost of hedging the issuer's obligations under the Structured Investments. In addition, any such prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

You can only count on FDIC insurance to cover the deposit amount of each CD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the equity-linked
CDs prior to the maturity date, the FDIC is only required to pay the principal of the CDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the Issuer fails prior to the maturity date, in the case of the equity-linked CDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a CD. Except to the extent insured by the FDIC, the CDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2009

Client Strategy Guide: January 2009 Offerings                            Page 17

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by Morgan Stanley & Co.
Incorporated ("Morgan Stanley"), but is not a product of Morgan Stanley's Equity or Fixed Income Research Departments.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in
Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the
Monetary Authority of Singapore, which accepts responsibility for its contents;
in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734
576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by
Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated and
Morgan Stanley DW Inc., which accept responsibility for its contents; and in the
United Kingdom, this publication is approved by Morgan Stanley & Co.
International Limited, solely for the purposes of section 21 of the Financial
Services and Markets Act 2000 and is distributed in the European Union by Morgan
Stanley & Co. International Limited, except as provided above. Private U.K.
investors should obtain the advice of their Morgan Stanley & Co. International
Limited representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients"
within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although
Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan
Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of
Morgan Stanley.

Performance Leveraged Upside Securities, PLUS, SPARQS and RevCons are service marks of Morgan Stanley.

"Standard & Poor's(R)," "S&P(R)", "S&P 500(R)" and "Select Sector SPDR(R) " are
trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by
Morgan Stanley. The securities are not sponsored, endorsed, sold or promoted by
S&P and S&P makes no representation regarding the advisability of investing in the securities.

"Dow Jones" and "Dow Jones Industrial AverageSM" are service marks of Dow Jones
& Company, Inc. and have been licensed for use for certain purposes by Morgan
Stanley. The securities based on the Dow Jones Industrials Average, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the securities.

iShares(R) is a service mark of Barclays Global Investors.

Copyright (C) by Morgan Stanley 2008, all rights reserved.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2009